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                                                               Exhibit 23(a)






          Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Experts", "Selected Financial Information" and "Selected Historical Consolidated Financial Data" and to the use of our report dated March 2, 2005, in the Registration Statement (Form S-2 No. 333-00000) and related Prospectus of Graybar Electric Company, Inc. for the registration of 650,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated March 2, 2005, with respect to the consolidated financial statements of Graybar Electric Company, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP



St. Louis, Missouri
August 26, 2005